Exhibit 99


                       MEMORANDUM OF UNDERSTANDING


This Memorandum of Understanding ("MOU") is made and entered into this 4th day of June, Two Thousand and Four, by and between the following parties:

The Independent State of Papua New Guinea and the Department of Petroleum and Energy a government entity under the laws of Papua New Guinea, having its principal office at Parliament House, Waigani NCD, Papua New Guinea, and represented by the Honorable Sir Moi Avei, KBE, MP, in his capacity as Minister for Petroleum and Energy. ("PNG Government")

NIUGINI GAS & CHEMICALS Pte Ltd, a corporation established under the laws of Singapore, and having its principal office at _______, and in this matter represented by Mr. Ray Yang in his capacity as Director. ("NGC")

I & G VENTURE CAPITAL CO LTD, a corporation established under the Laws of Korea, and having its principal office at 15F, Samik Laviedor B/D, 720-2 Yoksam-dong, Kangnam-ku, Seoul, Korea ( "I& G CAPITAL"), collectively called "THE PARTIES", and

RENTECH, INC, a corporation under the laws of the USA and having its principal offices at 1331, 17'th Street, Suite 720, Denver, Colorado a gas to liquids technology provider, responsible for initial integrated gas monetization proposals to the PNG Ministry and Department of Petroleum and whose technology will be an integral part of this MOU, in this matter represented by Mr. Steve Rasmussen in his authorized capacity. ("RENTECH") as a participant,

RECITALS

The Parties firstly declare as follows:

Whereas, the State, pursuant to the Oil and Gas Act, 1998, owns all hydrocarbon at or below the surface of any land in Papua New Guinea
(PNG); and

Whereas, the State wishes to ensure as far as practicable that gas and other resources in PNG are developed to the maximum economic, financial and social benefit of the State, its economy and its citizens; and

Whereas, in an effort to increase revenue from natural gas production, the PNG Government recognises the abundance of natural gas resources in PNG which are potentially possible to be developed and operated in PNG via a Northern Gas Pipeline for an Integrated Methane Refinery Complex utilizing Gas To Liquids (GTL) technology, ammonium/urea technology implementation, Liquid Natural Gas (LNG) and potentially Compressed Natural Gas (CNG) components,( "The Project" ) and

Whereas, NGC or its nominees, as the Project vehicle, has expressed an interest in the development and implementation of the Project, to be supplied by the natural gas resources in Papua New Guinea, which remain largely undeveloped, due to the characteristics of gas reserves and other reasons, and has, through a formal association with RENTECH access to RENTECH'S expertise in the development and application of an Integrated Methane Refinery Complex, consisting of GTL proprietary technology and existing patents, and RENTECH Inc. is able to issue a License to the Parties for the use of this technology;

And Whereas NGC has associated itself with LNG and CNG technology for integration into an Integrated Methane Refinery Complex for the Project, and

And Whereas, I & G CAPITAL or its nominees, has expressed an interest in assisting NGC in the development and implementation of the Project using the natural gas resources in Papua New Guinea, through its construction, funding and project implementation expertise in the region, and

Whereas, the Parties realise the potential capability of each of the Parties and therefore agree to co-operate and use their best endeavours to explore the possibilities of business development with regard to potential development of the Project including the marketing and trading of its product.

Now therefore, the Parties hereby state as follows:

This non binding MOU sets forth the basic principles upon which the Parties will negotiate to collaborate with each other for development of the Project. NGC does however reserve the right as project principal to remove, replace or introduce new project participants during the course of the project.

1.  NGC commitments, as the principal Project Vehicle:

     a. Will undertake to prepare and fund the project assessment study including all technical, economic, product specification, market offtake, economic and financing aspects for the potential northern pipeline and integrated methane complex Project.
     b. Investigate the full value chain within the gas processing model in the Project through the Feasibility Study;

2.  PNG Government commitments

     1. Agree to support a feasibility study by NGC on a northern/southern pipeline and a methane processing complex.
     2. Assist with access to land and negotiations with landowners along the potential pipeline routes.
     3. Provide all relevant existing studies and reports previously prepared for the northern and/or southern pipelines or for GTL, CNG and LNG plants in PNG subject to procedures relating to confidentiality of information.
     4. Agree to hold discussions on business incentives, fiscal and other matters that may be needed to support a potential pipeline and integrated methane complex project.
     5. Agree to use its best efforts to facilitate meetings between NGC and licensees on matters related to gas reserves provided that supply of natural gas is subject to commercial negotiation with the owners of gas reserves (licensees).
     6. Agrees to assist to provide any information the Government may be able to provide on markets for product off-take.
     7. Agree to discuss NGC request for implementation of a gas processing licence regime to protect those entities that pioneer development in similar industries or Projects in PNG.

3. PNG Government notes that NGC intends to prepare and submit a business plan called the "Implementation Plan" for the realization and implementation of a pipeline and integrated methane complex project if the feasibility study establishes the viability of the project.

COMMENCEMENT AND TERMINATION

4. This MOU shall commence and become effective upon being signed by the Parties and shall terminate in the event of the following:

    (i)  The Parties mutually agree that this MOU terminates; or

   (ii) Eighteen months (one and a half years) has elapsed from the date of signing this MOU.


COST OF FEASIBILITY STUDY AND IMPLEMENTATION PLAN

5. a. NGC shall bear its own costs and expenses incurred in connection with the preparation of the feasibility study.

    b. If NGC requires assistance from a third party, the costs and expenses incurred by the third party involvement will be the responsibility of NGC.

CONFIDENTIALITY

6. Each Party shall keep in strict confidence and shall ensure that its officers, directors, employees, affiliates, advisors, lenders, counsel and representatives shall keep in strict confidence, all information furnished by and belonging to the other Party in relation to this MOU (hereinafter referred to the "Confidential Information").

7. Without prior written consent of the other Parties, no Party shall at any time disclose any Confidential Information to any third parties, or use it for any purpose other than one related to this MOU.

8. Confidential Information shall not include information, which becomes part of the public domain through no fault of the receiving Party.

9.  Clauses 6, 7, and 8 shall survive after termination of this MOU.

10. With the exception of Clauses 6, 7, 8, and 9, this MOU is not intended to binding, nor to be a demand to impose any obligation on any of the parties hereto other than NGC and for further, other than for each party to collaborate in good faith and use their best endeavours for the purpose of this Feasibility Study.

11. No amendments, changes or modifications to this MOU shall be valid except if the same is in writing and signed by all the Parties hereto.

12. INTERPRETATION

Definitions

In this Agreement unless the context otherwise requires:

"Business Plan" means the plan referred to in clause 3.

 "CNG" means Compressed Natural Gas.

"Feasibility Study" means the study on the feasibility of a project involving a pipeline and an integrated methane complex in the northern or southern part of Papua New Guinea.

"GTL" means Gas to Liquids.

"Implementation Plan" means the plan referred to in clause 3.

"Northern Pipeline" means a pipeline transporting natural gas to an integrated methane complex in the northern part of Papua New Guinea.

"Project Vehicle" means Niugini Gas & Chemicals Pte Ltd and its nominees.

"LNG" means Liquified Natural Gas.

"Southern Pipeline" means a pipeline from Gulf Province to Port Moresby transporting natural gas to an integrated methane complex.










IN WITNESS WHEREOF, this MOU is made in triplicate and each original Copy shall have equal legal force. Upon the representatives of the PNG Government, Niugini Gas & Chemicals Pte Ltd and I & G Venture Capital Co Ltd signing each copy, the Parties have caused this MOU to be executed on the date first written in this MOU.

INDEPENDENT STATE OF PAPUA NEW GUINEA, represented by Hon Moi Avei KBE MP, in his capacity as Minister for Petroleum and Energy


By  :  /s/ Moi Avei
Name  : Hon Moi Avei KBE, MP
Title  : Minister for Petroleum and Energy


Witnessed by  : /s/ Hami Yawari

Name  : Hon. Hami Yawari, MP
Title  : Governor of Southern Highlands Province


NIUGINI GAS & CHEMICALS PTE LTD


By  :  /s/ U.C. Yang

Name  : Ray Ung Cheol Yang
Title  : Director


I & G VENTURE CAPITAL CO LTD


By  :  /s/ Ki Hoon Roh

Name  :  Ki Hoon Roh
Title  : Director


Acknowledged by

/s/ Stephen Rasmussen

Stephen Rasmussen
Director
Rentech Inc.